EXHIBIT 10.2

                                 LEASE ADDENDUM


Pursuant to that lease made on August 17, 1999 between PCVI (Landlord) and Dr. Surf.Com (Tenant) for that space at 6925 112th Circle North, Suite 101, Largo, Florida 33773. The pates hereby agree to the following changes and conditions:

1. The remaining warehouse in unit 101 (approximately 1,100 sq. ft), will be made available to the tenant at a lease rate of $4.00 psf (modified gross).

2. The tenant will be responsible for all tenant improvements in the space and will perform said tenant improvements subject to all appropriate building codes and the landlords approval.

3. The commencement date of the original lease (for the front 1,800 sq. ft of office) will be changed to February 1, 2000 to coincide with the possession of the warehouse space applicable to this addendum.

4. The lease term for both spaces will be for one (1) year and will terminate on January 31, 2001.

5. The tenant will have one (1) two (2) year renewal option subject to an escalation rate of 3% per year.



6. In the event that, a prospective tenant is found for the space next door in Suite 102, Dr. Surf.Com will be given a 24 hour "right of first refusal" to lease space under equal or greater terms as may be negotiated with said prospective tenant.

In all other cases the terms and conditions of the original lease will remain in full force and affect.


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Dated                                 Witness



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For the Landlord:  PCVI               Witness




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Dated                                 Witness



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For the Tenant:  Dr.Surf.Com          Witness